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	Exhibit 11
	WABAN INC. AND CONSOLIDATED SUBSIDIARIES
	COMPUTATION OF NET INCOME PER COMMON SHARE
	(Unaudited)
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                                                          Thirteen Weeks Ended
                                                          --------------------
                                                          April 29,   April 30,
                                                            1995        1994
                                                        ----------- -----------
Net income as reported                                  $ 8,264,000 $ 9,129,000
                                                         ==========  ==========
Net income used for primary
  computation                                           $ 8,264,000 $ 9,129,000

Add (where dilutive):
  Tax effected interest and
  amortization of debt expense
  on convertible debt                                     1,085,000   1,085,000
                                                         ----------  ----------
Net income used for fully
  diluted computation                                   $ 9,349,000 $10,214,000
                                                         ==========  ==========
Weighted average number of
common shares outstanding                                33,229,762  33,103,735

Add (where dilutive):
  Assumed exercise of those
  options that are common
  stock equivalents net of
  treasury shares deemed to
  have been repurchased
                                                            320,201     273,277
                                                         ----------  ----------
Weighted average number of
  common and common equivalent
  shares outstanding, used for
  primary computation                                    33,549,963  33,377,012

Add (where dilutive):
  Assumed exercise of
  convertible securities                                  4,387,879   4,387,879
                                                         ----------  ----------

Adjusted shares outstanding
  used for fully diluted
  computation                                            37,937,842  37,764,891
                                                         ==========  ==========
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